UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Ekso Bionics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2024

On April 26, 2024, Ekso Bionics Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2024 Annual Meeting of Stockholders to be held on June 6, 2024 at 9:00 a.m. PDT (the “Annual Meeting”).

The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the year reference in certain descriptions of the proposal relating to election of the persons to serve on the Company’s Board of Directors in the Proxy Statement and in the accompanying Notice of Annual Meeting (the “Notice”), which incorrectly stated that, if elected, such persons would serve until the Company’s annual meeting of stockholders to be held in “2024” rather than “2025.”

To reflect such change, the Company hereby replaces in its entirety the language describing Proposal One in the Notice and on page 1 of the Proxy Statement with the following:

1.

To elect five persons to our Board of Directors, to serve until the annual meeting of stockholders to be held in 2025 and until their respective successors are elected and qualified, or until their earlier death, resignation or removal;

This Supplement should be read in conjunction with the Proxy Statement and Notice. Except as specifically set forth in this Supplement, no other changes are made to the Proxy Statement or the Notice. If you have already submitted your vote, you do not need to take any action.